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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements:

  1)    Registration Statement (Form S-8 No. 333-181479) pertaining to the 2005 Stock Plan, the 2012 Equity Incentive Plan, and the 2012 Employee Stock Purchase Plan of Supernus Pharmaceuticals, Inc.

  2)    Registration Statement (Form S-3 No. 333-200716) of Supernus Pharmaceuticals, Inc.

  3)    Registration Statement (Form S-8 No. 333-201049) pertaining to the Amended and Restated 2012 Equity Incentive Plan and the Amended and Restated 2012 Employee Stock Purchase Plan of Supernus Pharmaceuticals, Inc.

of our report dated March 12, 2015, with respect to the consolidated financial statements of Supernus Pharmaceuticals, Inc., as of December 31, 2014 and the years ended December 31, 2014 and 2013, included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young
McLean, VA
March 8, 2016

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM